JPMorgan Chase Financial Company LLC	February 2022

Pricing Supplement

Registration Statement Nos. 333-236659 and 333-236659-01

Dated February 28, 2022

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

PLUS Based on the Performance of the iShares® Russell 2000 Value ETF due June 2, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The PLUS will pay no interest and do not guarantee any return of your principal at maturity. At maturity, if the ETF Shares have increased in price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the ETF Shares, subject to a maximum payment at maturity. However, if the ETF Shares have decreased in price, at maturity investors will lose 1% for every 1% decline. The PLUS are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature that applies to a limited range of positive performance of the ETF Shares. The PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the PLUS. The investor may lose some or all of the stated principal amount of the PLUS.

FINAL TERMS
Issuer:		JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:		JPMorgan Chase & Co.
ETF Shares:		Shares of the iShares® Russell 2000 Value ETF (Bloomberg ticker: IWN UP Equity)
Aggregate principal amount:		$5,185,690
Payment at maturity:		If the final share price is greater than the initial share price, for each $10 stated principal amount PLUS,
$10 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
If the final share price is less than or equal to the initial share price, for each $10 stated principal amount PLUS,
$10 × share performance factor
This amount will be less than or equal to the stated principal amount of $10 per PLUS.
Leveraged upside payment:		$10 × leverage factor × share percent increase
Share percent increase:		(final share price – initial share price) / initial share price
Initial share price:		The closing price of one ETF Share on the pricing date, which was $158.74
Final share price:		The closing price of one ETF Share on the valuation date
Share adjustment factor:		The share adjustment factor is referenced in determining the closing price of one ETF Share and is set initially at 1.0 on the pricing date. The share adjustment factor is subject to adjustment in the event of certain events affecting the ETF Shares. See “The Underlyings — Funds — Anti-Dilution Adjustments” in the accompanying product supplement.
Leverage factor:		300%
Share performance factor:		final share price / initial share price
Maximum payment at maturity:		$11.715 (117.15% of the stated principal amount) per PLUS.
Stated principal amount:		$10 per PLUS
Issue price:		$10 per PLUS (see “Commissions and issue price” below)
Pricing date:		February 28, 2022
Original issue date (settlement date):		March 3, 2022
Valuation date:		May 30, 2023, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Underlying (Other Than a Commodity Index)” in the accompanying product supplement
Maturity date:		June 2, 2023, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
CUSIP / ISIN:		48133A163 / US48133A1631
Listing:		The PLUS will not be listed on any securities exchange.
Agent:		J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per PLUS	$10.00	$0.175(2)	$9.775
$0.05(3)
Total	$5,185,690.00	$116,678.03	$5,069,011.97
(1)	See “Additional Information about the PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $0.225 per $10 stated principal amount PLUS it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount PLUS

The estimated value of the PLUS on the pricing date was $9.611 per $10 stated principal amount PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document for additional information.

Investing in the PLUS involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement, “Risk Factors” beginning on page US-3 of the accompanying underlying supplement and “Risk Factors” beginning on page 5 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the PLUS” at the end of this document.

Product supplement no. MS-1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

Underlying supplement no. 1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf

Prospectus supplement and prospectus, each dated April 8, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of the iShares® Russell 2000 Value ETF due June 2, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

Principal at Risk Securities

The PLUS Based on the Performance of the iShares® Russell 2000 Value ETF due June 2, 2023 (the “PLUS”) can be used:

▪	As an alternative to direct exposure to the ETF Shares that enhances returns for a certain range of positive performance of the ETF Shares.
▪	To potentially achieve similar levels of upside exposure to the ETF Shares as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.

The PLUS are exposed on a 1:1 basis to the negative performance of the ETF Shares.

Maturity:	Approximately 15 months
Leverage factor:	300%
Maximum payment at maturity:	$11.715 (117.15% of the stated principal amount) per PLUS
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the PLUS.

Supplemental Terms of the PLUS

For purposes of the accompanying product supplement, the iShares® Russell 2000 Value ETF is a “Fund.”

February 2022	Page 2

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of the iShares® Russell 2000 Value ETF due June 2, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

PLUS offer leveraged exposure to an underlying asset, which may be equities, commodities and/or currencies, without any protection against negative performance of the underlying asset. If the underlying asset has decreased in value, investors are fully exposed to the negative performance of the underlying asset. At maturity, if the underlying asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the underlying asset has depreciated, the investor will lose 1% for every 1% decline. Investors may lose some or all of the stated principal amount of the PLUS.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the ETF Shares.
Upside Scenario	The ETF Shares increase in price and, at maturity, the PLUS pay the stated principal amount of $10 plus a return equal to 300% of the share percent increase, subject to the maximum payment at maturity of $11.715 (117.15% of the stated principal amount) per PLUS.
Par Scenario	The final share price is equal to the initial share price and, at maturity, the PLUS pay the stated principal amount of $10 per PLUS.
Downside Scenario	The ETF Shares decline in price and, at maturity, the PLUS pay an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decline of the final share price from the initial share price. (Example: if the ETF Shares decrease in price by 20%, the PLUS will pay an amount that is less than the stated principal amount by 20%, or $8 per PLUS.)
February 2022	Page 3

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of the iShares® Russell 2000 Value ETF due June 2, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$10 per PLUS
Leverage factor:	300%
Maximum payment at maturity:	$11.715 (117.15% of the stated principal amount) per PLUS

PLUS Payoff Diagram

How it works

▪	Upside Scenario. If the final share price is greater than the initial share price, for each $10 principal amount PLUS, investors will receive the $10 stated principal amount plus a return equal to 300% of the appreciation of the ETF Shares over the term of the PLUS, subject to the maximum payment at maturity. Under the terms of the PLUS, an investor will realize the maximum payment at maturity at a final share price of approximately 105.717% of the initial share price.
▪	Par Scenario. If the final share price is equal to the initial share price, investors will receive the stated principal amount of $10 per PLUS.
▪	Downside Scenario. If the final share price is less than the initial share price, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final share price from the initial share price.
▪	For example, if the ETF Shares depreciate 50%, investors will lose 50% of their principal and receive only $5 per PLUS at maturity, or 50% of the stated principal amount.

The hypothetical returns and hypothetical payments on the PLUS shown above apply only if you hold the PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

February 2022	Page 4

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of the iShares® Russell 2000 Value ETF due June 2, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the PLUS.

Risks Relating to the PLUS Generally

▪	The PLUS do not pay interest or guarantee the return of any principal and your investment in the PLUS may result in a loss. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final share price is less than the initial share price, the payment at maturity will be an amount in cash that is less than the stated principal amount of each PLUS by an amount proportionate to the decrease in the price of the ETF Shares and may be zero.
▪	The appreciation potential of the PLUS is limited by the maximum payment at maturity. The appreciation potential of the PLUS is limited by the maximum payment at maturity of $11.715 (117.15% of the stated principal amount) per PLUS. Because the maximum payment at maturity will be limited to 117.15% of the stated principal amount for the PLUS, any increase in the final share price by more than approximately 5.717% will not further increase the return on the PLUS.
▪	The PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the PLUS. If these affiliates do not make payments to us and we fail to make payments on the PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Secondary trading may be limited. The PLUS will not be listed on a securities exchange. There may be little or no secondary market for the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. JPMS may act as a market maker for the PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the PLUS.
▪	The tax consequences of an investment in the PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the PLUS described in “Additional Information about the PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the PLUS, the timing and character of any income or loss on the PLUS could differ materially and adversely from our description herein.
February 2022	Page 5

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of the iShares® Russell 2000 Value ETF due June 2, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Even if the treatment of the PLUS is respected, the IRS may assert that the PLUS constitute “constructive ownership transactions” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), in which case any gain recognized in respect of the PLUS that would otherwise be long-term capital gain and that is in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the PLUS. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the PLUS.

In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the PLUS, including acting as calculation agent and as an agent of the offering of the PLUS, hedging our obligations under the PLUS and making the assumptions used to determine the pricing of the PLUS and the estimated value of the PLUS, which we refer to as the estimated value of the PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the PLUS. The calculation agent has determined the initial share price, will determine the final share price and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to the ETF Shares or calculation of the final share price in the event of a discontinuation of the ETF Shares, and any anti-dilution adjustments, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the PLUS and the value of the PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the PLUS could result in substantial returns for us or our affiliates while the value of the PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the PLUS on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the value of the ETF Shares, and, as a result, could decrease the amount an investor may receive on the PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial share price and, therefore, could potentially increase the level that the final share price must reach before you receive a payment at maturity that exceeds the issue price of the PLUS or so that you do not suffer a loss on your initial investment in the PLUS. Additionally, these hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the final share price and, accordingly, the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the PLUS declines.
February 2022	Page 6

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of the iShares® Russell 2000 Value ETF due June 2, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS

▪	The estimated value of the PLUS is lower than the original issue price (price to public) of the PLUS. The estimated value of the PLUS is only an estimate determined by reference to several factors. The original issue price of the PLUS exceeds the estimated value of the PLUS because costs associated with selling, structuring and hedging the PLUS are included in the original issue price of the PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS and the estimated cost of hedging our obligations under the PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.
▪	The estimated value of the PLUS does not represent future values of the PLUS and may differ from others’ estimates. The estimated value of the PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the PLUS that are greater than or less than the estimated value of the PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy PLUS from you in secondary market transactions. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.
▪	The estimated value of the PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the PLUS as well as the higher issuance, operational and ongoing liability management costs of the PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the PLUS and any secondary market prices of the PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.
▪	The value of the PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the PLUS will be partially paid back to you in connection with any repurchases of your PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the PLUS — Secondary market prices of the PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your PLUS during this initial period may be lower than the value of the PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the PLUS will likely be lower than the original issue price of the PLUS. Any secondary market prices of the PLUS will likely be lower than the original issue price of the PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the PLUS. As a result, the price, if any, at which JPMS will be willing to buy PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the PLUS.

The PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your PLUS to maturity. See “— Secondary trading may be limited” below.

February 2022	Page 7

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of the iShares® Russell 2000 Value ETF due June 2, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	Secondary market prices of the PLUS will be impacted by many economic and market factors. The secondary market price of the PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the price of the ETF Shares, including:
▪	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
▪	customary bid-ask spreads for similarly sized trades;
▪	our internal secondary market funding rates for structured debt issuances;
▪	the actual and expected volatility of the ETF Shares;
▪	the time to maturity of the PLUS;
▪	the dividend rates on the ETF Shares and the equity securities underlying the ETF Shares;
▪	interest and yield rates in the market generally;
▪	the occurrence of certain events to the ETF Shares that may or may not require an adjustment to the share adjustment factor; and
▪	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the PLUS, if any, at which JPMS may be willing to purchase your PLUS in the secondary market.

Risks Relating to the ETF Shares

▪	Investing in the PLUS is not equivalent to investing in the ETF Shares. Investing in the PLUS is not equivalent to investing in the ETF Shares, the index tracked by the ETF Shares, which we refer to as the underlying index, or the stocks underlying the ETF Shares or the underlying index. Investors in the PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the ETF Shares, the reference index or the stocks held by the ETF Shares or the underlying index.
▪	Adjustments to the ETF Shares or the underlying index could adversely affect the value of the PLUS. Those responsible for calculating and maintaining the ETF Shares and the underlying index, can add, delete or substitute the components of the ETF Shares or the underlying index, or make other methodological changes that could change the value of the ETF Shares or the underlying index. Any of these actions could adversely affect the price of the ETF Shares and, consequently, the value of the PLUS.
▪	There are risks associated with the ETF Shares. Although the ETF Shares are listed for trading on NYSE Arca, Inc. and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETF Shares or that there will be liquidity in the trading market. The ETF Shares are subject to management risk, which is the risk that the investment strategy of the investment adviser to the ETF Shares, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the ETF Shares and, consequently, the value of the PLUS.
▪	The performance and market value of the ETF Shares, particularly during periods of market volatility, may not correlate with the performance of the underlying index as well as the net asset value per ETF Share. The iShares® Russell 2000 Value ETF does not fully replicate the underlying index and may hold securities different from those included in the underlying index. In addition, the performance of the ETF Shares will reflect additional transaction costs and fees that are not included in the calculation of the underlying index. All of these factors may lead to a lack of correlation between the performance of the ETF Shares and the underlying index. In addition, corporate actions with respect to the equity securities underlying the ETF Shares (such as mergers and spin-offs) may impact the variance between the performances of the ETF Shares and the underlying index. Finally, because the ETF Shares are
February 2022	Page 8

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of the iShares® Russell 2000 Value ETF due June 2, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

traded on a securities exchange and are subject to market supply and investor demand, the market value of one ETF Share may differ from the net asset value per ETF Share.

During periods of market volatility, securities underlying the ETF Shares may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per ETF Share and the liquidity of the ETF Shares may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem ETF Shares. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell ETF Shares. As a result, under these circumstances, the market value of ETF Shares may vary substantially from the net asset value per ETF Share. For all of the foregoing reasons, the performance of the ETF Shares may not correlate with the performance of the underlying index as well as its net asset value per ETF Share, which could materially and adversely affect the value of the securities in the secondary market and/or reduce any payment on the securities.

▪	The anti-dilution protection for the ETF Shares is limited. The calculation agent will make adjustments to the share adjustment factor for certain events affecting the ETF Shares. However, the calculation agent will not make an adjustment in response to all events that could affect the ETF Shares. If an event occurs that does not require the calculation agent to make an adjustment, the value of the PLUS may be materially and adversely affected.

February 2022	Page 9

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of the iShares® Russell 2000 Value ETF due June 2, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® Russell 2000 Value ETF Overview

The iShares® Russell 2000 Value ETF is an exchange-traded fund of the iShares® Trust, a registered investment company, that seeks to track investment results, before fees and expenses, of the Russell 2000® Value Index, which we refer to as the underlying index with respect to the iShares® Russell 2000 Value ETF.  The Russell 2000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be value oriented, with lower price-to-book ratios and lower forecasted growth values.  Information provided to or filed with the SEC by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov.  For additional information about the iShares® Russell 2000 Value ETF, see “Fund Descriptions — The iShares® ETFs” in the accompanying underlying supplement.  For purposes of the accompanying underlying supplement, the iShares® Russell 2000 Value ETF is an “iShares® ETF.”  For additional information about the Russell 2000® Value Index, see Annex A in this pricing supplement.

Information as of market close on February 28, 2022:

Bloomberg Ticker Symbol:	IWN
Current Closing Price:	$158.74
52 Weeks Ago (on 3/1/2021):	$156.87
52 Week High (on 11/8/2021):	$176.88
52 Week Low (on 1/27/2022):	$151.25

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the ETF Shares for each quarter in the period from January 3, 2017 through February 28, 2022. The closing price of one ETF Share on February 28, 2022 was $158.74. The associated graph shows the closing prices of one ETF Share for each day in the same period. We obtained the closing price information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for actions taken relating to the ETF Shares, such as stock splits. The historical closing prices of the ETF Shares should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one ETF Share on the valuation date.

iShares® Russell 2000 Value ETF	High	Low	Period End
2017
First Quarter	$122.02	$114.69	$118.16
Second Quarter	$121.11	$114.21	$118.87
Third Quarter	$124.12	$112.81	$124.12
Fourth Quarter	$128.04	$121.05	$125.75
2018
First Quarter	$130.86	$118.48	$121.88
Second Quarter	$135.64	$119.36	$131.92
Third Quarter	$137.10	$132.46	$133.00
Fourth Quarter	$131.92	$102.04	$107.54
2019
First Quarter	$125.80	$107.18	$119.90
Second Quarter	$126.06	$114.14	$120.50
Third Quarter	$123.96	$110.84	$119.41
Fourth Quarter	$129.00	$115.48	$128.58
2020
First Quarter	$129.50	$71.79	$82.03
Second Quarter	$109.12	$74.44	$97.46
Third Quarter	$108.28	$91.58	$99.33
Fourth Quarter	$132.30	$100.90	$131.75
2021
First Quarter	$169.53	$130.00	$159.47
Second Quarter	$173.97	$156.91	$165.77
Third Quarter	$167.43	$152.99	$160.23
Fourth Quarter	$176.88	$157.31	$166.05
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Principal at Risk Securities

iShares® Russell 2000 Value ETF	High	Low	Period End
2022
First Quarter (through February 28, 2022)	$169.21	$151.25	$158.74

iShares® Russell 2000 Value ETF Historical Performance – Daily Closing Prices January 3, 2017 to February 28, 2022

This document relates only to the PLUS offered hereby and does not relate to the ETF Shares. We have derived all disclosures contained in this document regarding the iShares® Russell 2000 Value ETF from the publicly available documents described in the first paragraph under this “iShares® Russell 2000 Value ETF Overview” section, without independent verification. In connection with the offering of the PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares® Russell 2000 Value ETF. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the iShares® Russell 2000 Value ETF is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “iShares® Russell 2000 Value ETF Overview” section) that would affect the trading price of the ETF Shares (and therefore the price of the ETF Shares at the time we priced the PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares® Russell 2000 Value ETF could affect the value received at maturity, if any, with respect to the PLUS and therefore the trading prices of the PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the ETF Shares.

The Russell 2000® Value Index. The Russell 2000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be value oriented, with lower price-to-book ratios and lower forecasted growth values. For additional information about the Russell 2000® Value Index, see Annex A in this document.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 100 PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the PLUS:

The estimated value of the PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the PLUS. The estimated value of the PLUS does not represent a minimum price at which JPMS would be willing to buy your PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the PLUS as well as the higher issuance, operational and ongoing liability management costs of the PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the PLUS and any secondary market prices of the PLUS. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The estimated value of the PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The estimated value of the PLUS does not represent future values of the PLUS and may differ from others’ estimates” in this document.

The estimated value of the PLUS is lower than the original issue price of the PLUS because costs associated with selling, structuring and hedging the PLUS are included in the original issue price of the PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS and the estimated cost of hedging our obligations under the PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the PLUS may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The estimated value of the PLUS is lower than the original issue price (price to public) of the PLUS” in this document.

Secondary market prices of the PLUS:	For information about factors that will impact any secondary market prices of the PLUS, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS —Secondary market prices of the PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the PLUS will be partially paid back to you in
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connection with any repurchases of your PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the PLUS. The length of any such initial period reflects the structure of the PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The value of the PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-II. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your PLUS should be treated as long-term capital gain or loss if you hold your PLUS for more than a year, whether or not you are an initial purchaser of the PLUS at the issue price. The PLUS could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the PLUS that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the PLUS. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the PLUS. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the PLUS described above, in which case the timing and character of any income or loss on your PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2023 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the PLUS with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions

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Principal at Risk Securities

with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the PLUS.
Supplemental use of proceeds and hedging:

The PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the PLUS. See “How the PLUS Work” in this document for an illustration of the risk-return profile of the PLUS and “iShares® Russell 2000 Value ETF Overview” in this document for a description of the market exposure provided by the PLUS.

The original issue price of the PLUS is equal to the estimated value of the PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS, plus the estimated cost of hedging our obligations under the PLUS.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the PLUS will be made against payment for the PLUS on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the PLUS (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade PLUS on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Canada

The PLUS may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario) (the “OSA”), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI-33-103”).

Accordingly, by placing a purchase order for Trigger PLUS, each purchaser of Trigger PLUS in Canada will be deemed to have represented to the issuer, the guarantor and each agent and dealer participating in the sale of the notes that such purchaser:

•         is an “accredited investor” as defined in section 1.1 of NI 45-106 or subsection 73.3(1) of the OSA and is either purchasing the Trigger PLUS as principal for its own account, or is deemed to be purchasing the Trigger PLUS as principal by applicable law;

•         is a “permitted client” as defined in section 1.1 of NI 31-103 and, in particular, if the purchaser is an individual, he or she beneficially owns financial assets (as defined in section 1.1 of NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD$5,000,000;

•         is not a company or other entity created or being used solely to purchase or hold securities as an “accredited investor”; and

•         is not an “insider” of the issuer or the guarantor and is not registered as a dealer, adviser or otherwise under the securities laws of any province or territory of Canada.

The securities are being distributed in Canada on a private placement basis only and therefore any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Each of the issuer and the guarantor is not a reporting issuer in any province or territory in Canada and the securities are not listed on any stock exchange in Canada and there is currently no

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Principal at Risk Securities

public market for the securities in Canada. Each of the issuer and the guarantor currently has no intention of becoming a reporting issuer in Canada, filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the securities to the public, or listing its securities on any stock exchange in Canada. Canadian purchasers are advised to seek legal advice prior to any resale of the securities.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

The issuer, the guarantor, the agents and the dealers are relying on the statutory exemption contained in section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), which provides that the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering are not applicable.

By purchasing securities, the purchaser acknowledges that the issuer, the guarantor, the agents and the dealers and their respective agents and advisers may each collect, use and disclose its name, telephone number, address, the number and value of any securities purchased and other specified personally identifiable information (the “personal information”), including the principal amount of securities that it has purchased and whether the purchaser is an “insider” of the issuer or the guarantor or a “registrant” for purposes of meeting legal, regulatory and audit requirements and as otherwise permitted or required by law or regulation. By purchasing securities, the purchaser consents to the foregoing collection, use and disclosure of the personal information pertaining to the purchaser.

Furthermore, by purchasing securities, the purchaser acknowledges that the personal information concerning the purchaser (A) will be disclosed to the relevant Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable securities and freedom of information laws and the purchaser consents to the disclosure of the personal information; (B) is being collected indirectly by the applicable Canadian securities regulatory authority under the authority granted to it in securities legislation; and (C) is being collected for the purposes of the administration and enforcement of the applicable Canadian securities legislation. By purchasing securities, the purchaser shall be deemed to have authorized such indirect collection of the personal information by the relevant Canadian securities regulatory authorities.

Questions about the indirect collection of personal information should be directed to the securities regulatory authority in the province of the purchaser, using the following contact information: in British Columbia, the British Columbia Securities Commission can be contacted at P.O. Box 10142, Pacific Center, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2 or at (604) 899-6500 or 1-800-373-6393; in Alberta, the Alberta Securities Commission can be contacted at Suite 600, 250 – 5th Street SW, Calgary, Alberta T2P 0R4 or at (403) 297-6454 or 1-877-355-0585; in Saskatchewan, the Financial and Consumer Affairs Authority of Saskatchewan can be contacted at Suite 601 – 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2 or at (306) 787-5842; in Manitoba, The Manitoba Securities Commission can be contacted at 500 – 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5 or at (204) 945-2561 or 1-800-655-5244; in Ontario, the Ontario Securities Commission can be contacted at 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8 or at (416) 593-8314 or 1-877-785-1555; in Québec, the Autorité des marchés financiers can be contacted at 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3 or at (514) 395-0337 or 1-877-525-0337; in New Brunswick, the Financial and Consumer Services Commission (New Brunswick) can be contacted at 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2 or at (506) 658-3060 or 1-866-933-2222; in Nova Scotia, the Nova Scotia Securities Commission can be contacted at Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8 or at (902) 424-7768; in Prince Edward Island, the Prince Edward Island Securities Office can be contacted at 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8 or at (902) 368-4569; and in Newfoundland and Labrador, the Director of Securities of the Government of Newfoundland and Labrador’s Financial Services Regulation Division can be contacted at P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John's, Newfoundland and Labrador A1B 4J6 or at (709) 729-4189; and (b) has authorized the indirect collection of the personal

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information by the securities regulatory authority or regulator in the local jurisdiction.

The purchaser acknowledges that each of the issuer and the guarantor is an entity formed under the laws of a jurisdiction outside of Canada. Some or all of the managers and officers of the issuer or the guarantor may be located outside Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon such entity or such persons. All or a substantial portion of the assets of each of the issuer and the guarantor may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment in Canada against the issuer, the guarantor or their respective directors and officers or to enforce a judgment obtained in Canadian courts against the issuer, the guarantor or such persons outside of Canada. The securities will not be governed by the laws of any province or territory of Canada. Accordingly, it may not be possible to enforce securities in accordance with their terms in a Canadian court.

This document does not address the Canadian tax consequences of ownership of securities. Prospective purchasers should consult their own tax advisors with respect to the Canadian and other tax considerations applicable to them.

Validity of the PLUS and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the PLUS offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such PLUS will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the PLUS and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2020, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 26, 2020.
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these PLUS are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement, as the PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

• Underlying supplement no. 1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf

• Prospectus supplement and prospectus, each dated April 8, 2020:

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http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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Annex A

The Russell 2000® Value Index

All information contained in this document regarding the Russell 2000® Value Index (the “Value Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, FTSE Russell. The Value Index is calculated, maintained and published by FTSE Russell. FTSE Russell has no obligation to publish, and may discontinue the publication of, the Value Index.

The Value Index is reported by Bloomberg under the ticker symbol “RUJ.”

The Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index (each, a “Russell 2000 Component Stock” and collectively, the “Russell 2000 Component Stocks”) that are determined by FTSE Russell to be value oriented, with lower price-to-book ratios and lower forecasted growth values. The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. For more information about the Russell 2000® Index, see “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.

FTSE Russell uses a “non-linear probability” method to assign stocks to the Value Index and the Russell 2000® Growth Index (the “Growth Index”), an index that measures the capitalization-weighted price performance of the Russell 2000 Component Stocks determined by FTSE Russell to be growth oriented, with higher price-to-book ratios and higher forecasted growth values. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (B/P) ratio, I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indices.

The process for assigning growth and value weights is applied separately to the Russell 2000 Component Stocks. The Russell 2000 Component Stocks are ranked by their adjusted book-to-price ratio (B/P), their I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). These rankings are converted to standardized units, where the value variable represents 50% of the score and the two growth variables represent the remaining 50%. They are then combined to produce a Composite Value Score (“CVS”).

The Russell 2000 Component Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, a stock with a lower CVS is considered growth, a stock with a higher CVS is considered value, and a stock with a CVS in the middle range is considered to have both growth and value characteristics, and is weighted proportionately in the growth and value indices. Stocks are always fully represented by the combination of their growth and value weights (e.g., a stock that is given a 20% weight in the Value Index will have an 80% weight in the Growth Index).

Stock A, in the figure below, is a security with 20% of its available shares assigned to the Value Index and the remaining 80% assigned to the Growth Index. Hence, the sum of a stock’s market capitalization in the Value Index and the Growth Index will always equal its market capitalization in the Russell 2000® Index.

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each of the Value Index and the

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Growth Index. Stocks below the first quartile are 100% in the Growth Index. Stocks above the third quartile are 100% in the Value Index. Stocks falling between the first and third quartile breaks are in both the Value Index and the Growth Index to varying degrees, depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the Value Index or the Growth Index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one index, its weight is increased to 100% in that index.

In an effort to mitigate unnecessary turnover, FTSE Russell implements a banding methodology at the CVS level of the growth and value style algorithm. If a company’s CVS change from the previous year is greater than or equal to +/- 0.10 and if the company remains in the same core index (i.e., the Russell 2000® Index), then the CVS remains unchanged during the next reconstitution process. Keeping the CVS static for these companies does not mean the probability (growth/value) will remain unchanged in all cases due to the relation of a CVS score to the overall index. However, this banding methodology is intended to reduce turnover caused by smaller, less meaningful movements while continuing to allow the larger, more meaningful changes to occur, signaling a true change in a company’s relation to the market.

In calculating growth and value weights, stocks with missing or negative values for B/P, or missing values for I/B/E/S growth, or missing sales per share historical growth (6 years of quarterly numbers are required), are allocated by using the mean value score of the base index (the Russell 2000® Index), the Russell Global Sectors (ICB) industry, subsector or sector group into which the company falls. Each missing (or negative B/P) variable is substituted with the industry, subsector or sector group independently. An industry must have five members or the substitution reverts to the subsector, and so forth to the sector. In addition, a weighted value score is calculated for securities with low analyst coverage for I/B/E/S medium-term growth. For securities with coverage by a single analyst, 2/3 of the industry, subsector, or sector group value score is weighted with 1/3 the security’s independent value score. For those securities with coverage by two analysts, 2/3 of the independent security’s value score is used and only 1/3 of the industry, subsector, or sector group is weighted. For those securities with at least three analysts contributing to the I/B/E/S medium-term growth, 100% of the independent security’s value score is used.

For more information about the index calculation methodology used for the Value Index, see “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement. For purposes of this document, all references to the Russell Indices contained in the above-referenced section are deemed to include the Value Index.

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